As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE ROYAL BANK OF SCOTLAND GROUP plc

(Exact Name of Registrant as Specified in Its Charter)

Scotland	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

42 St Andrew Square

Edinburgh EH2 2YE

United Kingdom

(Address of Principal Executive Offices)

The Royal Bank of Scotland Group plc Option 2000 Scheme

(Full Title of the Plan)

Donald J. Barry, Jr.

Citizens Financial Group, Inc.

28 State Street

Boston, MA 02109

(Name and Address of Agent for Service)

(617) 725-5928

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Peter E. Ruhlin, Esq.

Linklaters

1345 Avenue of the Americas

New York, New York 10105

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares of 25 pence each	1,268,850	$29.97	$38,027,434.50	$4,818.08

(1)	The number of shares being registered represents additional shares of common stock authorized for issuance under the Registrant’s Option 2000 Scheme, but not previously registered. 2,000,000 shares of the Registrant’s common stock were previously registered for issuance under Registration Statement No. 333-12378, 1,407,450 shares of the Registrant’s common stock were previously registered for issuance under Registration Statement No. 333-13700 and 619,950 shares of the Registrant’s common stock were previously registered for issuance under Registration Statement No. 333-85208.

(2)	Stated for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended. Such price has been computed based on the offering price of the option for ordinary shares of The Royal Bank of Scotland Group plc converted at the currency exchange ratio of £1.00:$1.93 on December 3, 2004.

INTRODUCTION

This registration statement is being filed to register an additional 1,268,850 shares of common stock of The Royal Bank of Scotland Group plc (the “Registrant”) in connection with its Option 2000 Scheme.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

Not required pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference the contents of its Registration Statement on Form S-8 (Registration Statement No. 333-12378) as filed with the Securities and Exchange Commission on August 8, 2000, its Registration Statement of additional securities on Form S-8 (Registration Statement No. 333-13700) as filed with the Securities and Exchange Commission on July 9, 2001 and its Registration Statement of additional securities on Form S-8 (Registration Statement No. 333-85208) as filed with the Securities and Exchange Commission on March 28, 2002.

In addition, the following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

1.	Annual Report of the Registrant on Form 20-F for the fiscal year ended December 31, 2003.

2.	Form 6-K reports filed by the Registrant dated April 30, 2004, May 5, 2004, June 1, 2004, June 9, 2004, June 30, 2004, August 2, 2004, August 3, 2004, August 12, 2004, August 25, 2004, August 31, 2004, September 28, 2004, September 30, 2004, October 29, 2004 and November 30, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such of documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not required pursuant to General Instruction E to Form S-8.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not required pursuant to General Instruction E to Form S-8.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Not required pursuant to General Instruction E to Form S-8.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not required pursuant to General Instruction E to Form S-8.

ITEM 8.	EXHIBITS.

5.	Opinion of Dundas & Wilson CS, counsel to the Registrant, as to the legality of the securities being registered.

23.	Consent of Deloitte & Touche LLP.

24.	Power of Attorney (included on the signature page of this registration statement).

99.	Letter from Deloitte & Touche LLP regarding unaudited interim financial information of the Registrant and its subsidiaries for the period ended June 30, 2004.

ITEM 9.	UNDERTAKINGS.

Not required pursuant to General Instruction E to Form S-8.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edinburgh, Scotland, on December 3, 2004.

THE ROYAL BANK OF SCOTLAND GROUP plc

By:	/s/ George Ross Mathewson
Name:	Sir George Ross Mathewson
Title:	Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miller Roy McLean, Hew Campbell and Alan Wallace McKean and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement or any registration statement in connection herewith, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities and on the date indicated above.

Name	Title

/s/ George Ross Mathewson Sir George Ross Mathewson	Chairman

/s/ Angus MacFarlane McLeod Grossart Sir Angus MacFarlane McLeod Grossart	Vice Chairman

Name	Title

/s/ Iain David Thomas Vallance Lord Vallance of Tummel	Vice Chairman

/s/ Frederick Anderson Goodwin Sir Frederick Anderson Goodwin	Director and Group Chief Executive (Principal Executive Officer)

Lawrence Kingsbaker Fish	Director

/s/ Archibald Sinclair Hunter Archibald Sinclair Hunter	Director

Charles John Koch	Director

/s/ Joseph Patrick MacHale Joseph Patrick MacHale	Director

Gordon Francis Pell	Director

/s/ Frederick Inglis Watt Frederick Inglis Watt	Director and Group Chief Financial Officer (Principal Financial and Accounting Officer)

Emilio Botin – Sanz Sautuola y Garcia de los Rios	Director

Name	Title

/s/ Colin Alexander Mason Buchan Colin Alexander Mason Buchan	Director

/s/ James McGill Currie James McGill Currie	Director

Juan Rodriguez Inciarte	Director

/s/ Eileen Alison MacKay Eileen Alison MacKay	Director

/s/ Iain Samuel Robertson Iain Samuel Robertson	Director

/s/ Stephen Arthur Robson Sir Stephen Arthur Robson	Director

/s/ Robert Avisson Scott Robert Avisson Scott	Director

Peter Dennis Sutherland	Director

/s/ Donald J. Barry, Jr. Donald J. Barry, Jr.	Authorized U.S. Representative

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5	Opinion of Dundas & Wilson CS, counsel to the Registrant, as to the legality of the securities being registered.

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this registration statement).

99	Letter from Deloitte & Touche LLP regarding unaudited interim financial information of the Registrant and its subsidiaries for the period ended June 30, 2004.